EXHIBIT 99.1

                                                           NEWS RELEASE

[LOGO] Century ALUMINUM

Century Reports Third Quarter 2003 Financial Results

            Monterey, CA, October 21, 2003 - Century Aluminum Company (NASDAQ:
CENX) reported a net loss of $5.4 million, or $.28 a common share after preferred dividends, for the third quarter of 2003. This compares to a net loss of $7.8 million, or $0.40 a common share after preferred dividends, for the third quarter of 2002.

            The loss reported for the 2003 third quarter would have been reduced by $3.1 million, after tax, or $0.15 a share, if the above-market, 110-million-pound-a-year metal delivery contract that remains in place for 2003 and 2004 had been accounted for on the same basis as in the third quarter of 2002. The company began marking this contract and its replacement contract to market in the first quarter of 2003. Also, the results for the 2003 quarter include an after-tax charge of $1.0 million, or $0.05 a share, for the added cost of alumina purchased on the open market due to an unplanned production curtailment at a supplier facility, and a credit of $0.8 million, or $0.04 a share, for the lower of cost or market inventory adjustments.

            The loss in the 2002 third quarter included an after-tax charge of $2.1 million, or $0.10 a share, for lower of cost or market inventory adjustments; an after-tax charge of $1.0 million, or $0.05 a share, to write off direct costs associated with a prospective acquisition; and a benefit of $1.5 million, $0.07 a share, from a reduction in estimated income taxes.

            Sales for the third quarter of 2003 were $201.5 million compared with $177.0 million for the third quarter of 2002. Shipments of primary aluminum for the 2003 third quarter were 292.6 million pounds, compared with 262.3 million pounds for the year-ago quarter.

            Net income for the first nine months of 2003 was $7.2 million, or $0.27 a common share after preferred dividends. This compares with a net loss of $15.8 million, or $0.84 a common share after preferred dividends, for the year-ago period.

            Sales in the first nine months of 2003 were $576.7 million, compared with $536.4 million for the year-ago period. Shipments of primary aluminum for the 2003 period were 839.6 million pounds compared with 787.8 million pounds for the year-ago period.

            The financial results for the first nine months of 2002 and the first quarter of 2003 exclude the results from the acquisition of the 20-percent interest in Century's Hawesville (KY) Operations on April 1, 2003.

            Commenting on the company's performance, Craig A. Davis, Chairman and Chief Executive Officer, said:

                                                      Century Aluminum Company
                                                      25ll Garden Road
                                                      Building A, Suite 200
                                                      Monterey, CA 93940
                                                      831-642-9300 Phone
                                                      831-642-9399 Fax

            "Our financial results in the recent quarter were favorably impacted by higher prices, by the lower cost capacity that we acquired at our Hawesville Operations in April, and from progress in the company's on-going cost reduction efforts."

            Century owns 525,000 metric tons per year (mtpy) of primary aluminum capacity. It owns and operates the 170,000-mtpy plant at Ravenswood, WV and the 244,000-mtpy plant at Hawesville, KY. Century also owns a 49.67 percent interest in the 222,000-mtpy reduction plant at Mt. Holly, SC. Alcoa, Inc. owns the remainder and is the operating partner. Century's headquarters are in Monterey, CA.

            Century's press releases may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The company cautions that such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties. Actual results may vary materially from those expressed or implied in the forward-looking statements as a result of various factors.

Editorial Contact:  A. T. Posti 831/642-9364

                                                      Century Aluminum Company
                                                      25ll Garden Road
                                                      Building A, Suite 200
                                                      Monterey, CA 93940
                                                      831-642-9300 Phone
                                                      831-642-9399 Fax

                            Century Aluminum Company
                      Consolidated Statements of Operations
                    (in Thousands, Except Per Share Amounts)
                                   (Unaudited)

                                                                             Three months ended       Nine months ended
                                                                                September 30              September 30
                                                                           ----------------------    ----------------------
                                                                              2003         2002         2003         2002
                                                                           ---------    ---------    ---------    ---------
NET SALES:
     Third-party customers .............................................   $ 170,086    $ 149,412    $ 487,287    $ 451,989
     Related parties ...................................................      31,402       27,580       89,377       84,440
                                                                           ---------    ---------    ---------    ---------
                                                                             201,488      176,992      576,664      536,429

COST OF GOODS SOLD .....................................................     191,448      176,745      551,142      523,916
                                                                           ---------    ---------    ---------    ---------

GROSS PROFIT ...........................................................      10,040          247       25,522       12,513

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES ...........................       3,929        4,282       12,150       12,221
                                                                           ---------    ---------    ---------    ---------

OPERATING INCOME (LOSS) ................................................       6,111       (4,035)      13,372          292

INTEREST INCOME (EXPENSE) - Net ........................................     (11,258)     (10,249)     (32,616)     (30,275)
NET GAIN (LOSS) ON FORWARD CONTRACTS ...................................      (3,481)          --       38,423           --
OTHER EXPENSE ..........................................................         (10)      (1,872)        (510)      (1,975)
                                                                           ---------    ---------    ---------    ---------

INCOME (LOSS) BEFORE INCOME TAXES ......................................      (8,638)     (16,156)      18,669      (31,958)

INCOME TAX (EXPENSE) BENEFIT ...........................................       3,271        7,079       (6,556)      12,187
                                                                           ---------    ---------    ---------    ---------

INCOME (LOSS) BEFORE MINORITY INTEREST AND
   CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE .................      (5,367)      (9,077)      12,113      (19,771)

MINORITY INTEREST ......................................................          --        1,313          986        3,939
                                                                           ---------    ---------    ---------    ---------

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF
   CHANGE IN ACCOUNTING PRINCIPLE ......................................      (5,367)      (7,764)      13,099      (15,832)

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
   PRINCIPLE, NET OF TAX BENEFIT OF $3.4 MILLION .......................          --           --       (5,878)          --
                                                                           ---------    ---------    ---------    ---------

NET INCOME (LOSS) ......................................................      (5,367)      (7,764)       7,221      (15,832)

PREFERRED DIVIDENDS ....................................................        (500)        (500)      (1,500)      (1,500)
                                                                           ---------    ---------    ---------    ---------

NET INCOME (LOSS) APPLICABLE TO COMMON SHAREHOLDERS ....................   $  (5,867)   $  (8,264)   $   5,721    $ (17,332)
                                                                           =========    =========    =========    =========

EARNINGS (LOSS) PER COMMON SHARE
    Basic - Before cumulative effect of change in accounting principle .   $   (0.28)   $   (0.40)   $    0.55    $   (0.84)
    Basic - Cumulative effect of change in accounting principle ........   $      --    $      --    $   (0.28)   $      --
                                                                           ---------    ---------    ---------    ---------
    Basic - Net income (loss) ..........................................   $   (0.28)   $   (0.40)   $    0.27    $   (0.84)

    Diluted - Before cumulative effect of change in accounting principle   $   (0.28)   $   (0.40)   $    0.55    $   (0.84)
    Diluted - Cumulative effect of change in accounting principle ......   $      --    $      --    $   (0.28)   $      --
                                                                           ---------    ---------    ---------    ---------
    Diluted - Net income (loss) ........................................   $   (0.28)   $   (0.40)   $    0.27    $   (0.84)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
     Basic .............................................................      21,070       20,554       21,070       20,554
     Diluted ...........................................................      21,070       20,554       21,074       20,554

DIVIDENDS PER COMMON SHARE .............................................   $      --    $    0.05    $      --    $    0.15

               See Notes to Consolidated Statements of Operations